UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2002

(Date of earliest event reported)

0-24339

(Commission File Number)

INKTOMI CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-3238130
(State of Incorporation)	(I.R.S. Employer Identification No.)

4100 East Third Avenue

Foster City, California 94404
(Address of principal executive offices)

(650) 653-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On December 23, 2002, Inktomi Corporation, a Delaware corporation (“Inktomi”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Yahoo! Inc., a Delaware corporation (“Yahoo!”), and December 2002 Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Yahoo! (“Merger Sub”). Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Inktomi, with Inktomi being the surviving corporation and becoming a wholly-owned subsidiary of Yahoo! (the “Merger”). At the effective time of the Merger, each issued and outstanding share of common stock, par value $0.001 per share (“Inktomi Common Stock”), of Inktomi will be converted into the right to receive $1.65 in cash.

In connection with the execution of the Merger Agreement, each of Mr. David Peterschmidt, Chairman of the Board, President and Chief Executive Officer of Inktomi, and Dr. Eric Brewer, Director and Chief Scientist of Inktomi, has agreed to vote all shares of Inktomi Common Stock owned by him in favor of the Merger. As of December 20, 2002, such stockholders owned an aggregate of approximately 2.5% of the outstanding shares of Inktomi Common Stock.

A copy of the press release issued on December 23, 2002 announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description

99.1	Press release of Inktomi Corporation and Yahoo! Inc. dated December 23, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKTOMI CORPORATION

Dated: December 23, 2002	By: /s/ RANDY GOTTFRIED Randy Gottfried Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of Inktomi Corporation and Yahoo! Inc. dated December 23, 2002.